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                                                                  Exhibit 10.2


                            EMPLOYEE CONFIDENTIALITY,
                 INVENTION ASSIGNMENT AND NON-COMPETE AGREEMENT


         THIS EMPLOYEE CONFIDENTIALITY, INVENTION ASSIGNMENT AND
NON-COMPETE AGREEMENT ("Agreement") is made as of ______________, 199_ between Princeton Video Image, Inc. ("PVI"), with offices at 15 Princess Road, Lawrenceville, New Jersey 08648, and _________________________________
 ("Employee"), with a principal residence at _______________________________
______________________________.

    In consideration of the Employee's employment or continued employment by PVI, the Employee hereby agrees as follows:

    1. Confidential Information Defined. "Confidential Information" means trade secrets, proprietary information, and confidential knowledge and information which includes, but is not limited to, matters of a technical nature (such as discoveries, ideas, concepts, designs, drawings, specifications, techniques, models, diagrams, test data and know-how), and matters of a business nature (such as the identity of customers and prospective customers, suppliers, marketing techniques and materials, marketing and development plans, pricing or pricing policies, financial information, plans for further development, and any other information of a similar nature not available to the public).

    2. Non-Disclosure of Confidential Information of PVI. Employee acknowledges that, during the period of Employee's employment with PVI, Employee has had or will have access to Confidential Information of PVI. Therefore, Employee agrees that both during and after the period of Employee's employment with PVI, Employee shall not, without the prior written approval of PVI, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of PVI to any person or entity, or (b) use any Confidential Information of PVI for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Employee's work for PVI.

    3. Non-Disclosure of Confidential Information of Others. Employee acknowledges that, during the period of Employee's employment with PVI, Employee may have access to Confidential Information of third parties who have given PVI the right to use such Confidential Information, subject to a non-disclosure agreement between PVI and such third party. Therefore, Employee agrees that both during and after the period of Employee's employment with PVI, Employee shall not, without the prior written approval of PVI, directly or indirectly (a) reveal, report, publish, disclose or transfer any Confidential Information of such third parties to any person or entity, or (b) use any Confidential Information of such third parties for any purpose or for the benefit of any person or entity, except as may be necessary in the performance of Employee's work for PVI.

    4. Property of PVI. Employee acknowledges and agrees that all Confidential Information of PVI and all reports, drawings, blueprints, data, notes, and other documents and records, whether printed, typed, handwritten, videotaped, transmitted or transcribed

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on data files or on any other type of media, made or compiled by Employee, or made available to Employee during the period of Employee's employment with PVI (including the period prior to the date of this Agreement), concerning PVI's Confidential Information are and shall remain PVI's property and shall be delivered to PVI on the termination of such employment or at any earlier time on request of PVI. Employee shall not retain copies of such Confidential Information, documents and records.

    5. Proprietary Notices. Employee shall not remove any proprietary or other legends or restrictive notices contained in or included in any Confidential Information.

    6.   Inventions.

         (a) Employee shall promptly, from time to time, fully inform and disclose to PVI in writing all inventions, copyrightable material, designs, improvements and discoveries of any kind which Employee now has made, conceived or developed, or which Employee may later make, conceive or develop, during the period of Employee's employment with PVI, which pertain to, or relate to PVI's business or any of the work or businesses carried on by PVI and result from any work Employee performs for PVI ("Inventions"). This covenant applies to all such Inventions, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection; and whether or not they are conceived by Employee alone or with others; and whether or not they are conceived and/or developed during regular working hours.

         (b) All Inventions shall be the sole and exclusive property of PVI, and shall be deemed part of the Confidential Information of PVI for purposes of this Agreement, whether or not fixed in a tangible medium of expression. Employee hereby assigns all Employee's rights in all Inventions and in all related patents, copyrights and trademarks, trade secrets and other proprietary rights therein to PVI. Without limiting the foregoing, Employee agrees that any copyrightable material shall be deemed to be "works made for hire" and that PVI shall be deemed the author of such works under the United States Copyright Act, provided that in the event and to the extent such works are determined not to constitute "works made for hire", Employee hereby irrevocably assigns and transfers to PVI all right, title and interest in such works.

         (c) Employee shall assist and cooperate with PVI, both during and after the period of Employee's employment with PVI, at PVI's sole expense, to obtain, maintain and enforce patent, copyright, trademark, trade secret and other legal protection for the Inventions. Employee shall sign all documents, and do all things necessary, to obtain such protection and to vest PVI with full and exclusive title in all Inventions against infringement by others. Employee hereby appoints the Secretary of PVI as Employee's attorney-in-fact to execute documents on Employee's behalf for this purpose.

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         (d)  Employee shall not be entitled to any additional compensation for any and all Inventions made during the period of Employee's employment with PVI.

    7. Covenant Not to Compete. Employee and PVI agree that the services rendered by the Employee are unique and irreplaceable. Employee agrees that during the period of Employee's employment with PVI and for a period of one
(1) year thereafter, Employee shall not, directly or indirectly, through any other person, firm, corporation or other entity (whether as an officer, director, employee, partner, consultant, holder of equity or debt investment, lender or in any other manner or capacity):

         (a) in any geographical area in the United States or in those foreign countries where PVI, during the period of Employee's employment with PVI, conducts or proposes to conduct business or initiate activities, design, manufacture, sell, market, offer to sell or supply video or television technology similar to that being developed or sold by PVI on the date of the termination of Employee's employment with PVI for any reason;

         (b) solicit, induce, encourage or attempt to induce or encourage any employee of PVI to terminate his or her employment with PVI or to breach any other obligation to PVI;

         (c) solicit, interfere with, disrupt, alter or attempt to disrupt or alter the relationship, contractual or otherwise, between PVI and any customer, potential customer, or supplier of PVI; or

         (d) engage in or participate in any business conducted under any name that shall be the same as or similar to the name of PVI or any trade name used by it.

    Employee acknowledges that the foregoing geographic, activity and time limitations contained in this Section 7 are reasonable and properly required for the adequate protection of PVI's business. In the event that any such geographic, activity or time limitation is deemed to be unreasonable by a court, Employee shall submit to the reduction of either said activity or time limitation to such activity or period as the court shall deem reasonable. In the event that Employee is in violation of the aforementioned restrictive covenants, then the time limitation thereof shall be extended for a period of time equal to the pendency of such proceedings, including appeals.

    8.   Representations.

         (a) Employee represents that Employee has the right to enter into this Agreement, and that Employee's performance of all the terms of this Agreement and his duties as an employee with PVI will not breach any confidential information agreement, non-competition agreement or other agreement with any former employer of his services, either as an employee, consultant or independent contractor, or with any other party. Employee represents that he

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will not bring with him to PVI or use in the performance of his duties for
PVI any documents, materials or confidential information of a former employer or consumer of his services that are not generally available to the public. Employee represents that all materials furnished by him to PVI will be wholly original and not copies, in whole or in part, from any work, and such material will not violate, conflict with, or infringe upon any right of any other persons or entities.

         (b) Employee will indemnify, defend and hold harmless PVI from and against any losses, damages and expenses (including reasonable attorneys' fees) related to, based upon or arising from claims of third persons of breach or a claim of breach of Employee's representations in
Section 8(a).

    9. Disclosure of this Agreement. Employee hereby authorizes PVI to notify others, including but not limited to customers of PVI and any of Employee's future employers, of the terms of this Agreement and Employee's responsibilities under this Agreement.

    10. Specific Performance. Employee acknowledges that money damages alone would not adequately compensate PVI in the event of a breach by Employee of this Agreement, and that, in addition to all other remedies available to PVI at law or in equity, PVI shall be entitled to injunctive relief for the enforcement of its rights and to an accounting of profits made during the period of such breach.

    11.  Severability.

         (a) Each of the covenants provided in this Agreement are separate and independent covenants. If any provision of this Agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and any such invalid or unenforceable provision shall be reformed so as to be valid and enforceable to the fullest extent permitted by law.

         (b) It is not a defense to the enforcement of any provision of this Agreement that PVI has breached or failed to perform any obligation or covenant hereunder or under any other agreement or understanding between Employee and PVI.

    12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to conflict of law rules. All suits and claims shall be made only in state or federal courts located in New Jersey.

    13. Supersedes Other Agreements. This Agreement contains the entire agreement of the parties with respect to subject matter hereof and supersedes all previous agreements and understandings between the parties with respect to its subject matter.

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    14.  Acknowledgments.

         (a) THE EMPLOYEE ACKNOWLEDGES THAT (i) THE EMPLOYEE HAS READ THIS AGREEMENT; (ii) THE EMPLOYEE HAS BEEN GIVEN THE OPPORTUNITY TO ASK QUESTIONS; (iii) THE EMPLOYEE HAS BEEN GIVEN SUFFICIENT TIME TO CONSULT AN ATTORNEY; and (iv) THE EMPLOYEE HAS EITHER CONSULTED WITH AN ATTORNEY OR AFFIRMATIVELY HAS DECIDED NOT TO CONSULT AN ATTORNEY.

         (b) THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS RECEIVED A COPY OF THIS AGREEMENT AND FULLY UNDERSTANDS THIS AGREEMENT.

         (c) THE EMPLOYEE UNDERSTANDS THAT THE EMPLOYEE'S EMPLOYMENT WITH THE COMPANY IS AT WILL IS NOT FOR ANY FIXED TERM AND THAT THE EMPLOYEE'S EMPLOYMENT MAY BE TERMINATED BY THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE.

         (d) THE EMPLOYEE UNDERSTANDS THAT THE EMPLOYEE'S OBLIGATIONS UNDER THIS AGREEMENT SURVIVE THE TERMINATION OF THE EMPLOYEE'S EMPLOYMENT WITH THE COMPANY FOR ANY REASON.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       PRINCETON VIDEO IMAGE, INC.


                                             By:

                                                ---------------------------
                                             Name:   Brown F Williams
                                                  -------------------------

                                             Title:    Chairman
                                                   ------------------------

WITNESS:                                          EMPLOYEE:


                                             By:
-----------------------------                   ---------------------------

                                             Name:
                                                  -------------------------

                                             Title:
                                                   ------------------------



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